SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 2, 2013

Date of Report (Date of Earliest Event Reported)

New Colombia Resources, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-51274	43-2033337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 174th Street # 816 Sunny Isles Beach, FL 33160
(Address of principal executive offices and Zip Code)

(410) 236-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On July 2, 2013, Erasmo Almanza, on behalf of New Colombia Resources, INC., applied for an additional coal concession contract totaling 183.3 HA contiguous to our current Concession Contract # ILE-09551 in Guaduas, Colombia.  The new concession contract application number is OG2-10451.

Item 8.01

Other Events

On June 25, 2013, The Agencia Nacional de Mineria (ANM) of Colombia sent inspectors to visit mining title ILE-09551 in Colombia, owned by New Colombia Resources, INC.  The inspectors confirmed the mining title is in the construction and set up phase and recommended we submit the status of our environmental license to the ANM. New Colombia Resources will submit an update to the ANM.

On June 17, 2013, New Colombia Resources, Inc. re-submitted its Works Program to the Agencia Nacional de Mineria (ANM).  The company originally submitted their Works Program on December 17, 2012.  The Company has complied with the ANM’s recommendations to obtain a work permit.

On April 16, 2013, New Colombia Resources INC, entered into an Act of Initiation with SGS Colombia S.A. for geological services in pursuit of an N.I. 43-101 for its concession contract # ILE-09551, which commenced on April 17, 2013 and was scheduled to be completed by June 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW COLOMBIA RESOURCES, INC.

Date: July 9, 2013	By:	/s/ John Campo
	Name:	John Campo
	Title:	PresPresident/Chairman